SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2009

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition.

On April 30, 2009, Triumph Group, Inc. issued a press release announcing its financial results for the fiscal quarter and year ended March 31, 2009 and the following day conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•                  For the fiscal year ended March 31, 2009, sales mix was as follows:  commercial was 43% (compared to 44% in the prior full fiscal year), military was 36% (compared to 33% in the prior full fiscal year), regional jets were 6% (compared to 5% in the prior full fiscal year), business jets were 9% (same as in the prior full fiscal year) and non-aviation was 6% (compared to 9% in the prior full fiscal year).

•                  The top ten programs represented in the backlog were the 777, 737 NG, V-22, CH-47, UH60, 787, C-17, F-15, 747, and A320/321 programs, respectively.

•                  For the fiscal year ended March 31, 2009, Boeing commercial, military and space accounted for 23.0% of net sales.

•                  For the fiscal year ended March 31, 2009, OEM sales represented 67% (compared to 64% in the prior full fiscal year), Aftermarket sales represented 27% (same as in the prior full fiscal year), and Other was 6% (compared to 9% in prior full fiscal year).

•                  Same store sales for the Company for the fiscal year ended March 31, 2009 increased 5 % over the prior  fiscal year.  Aerospace Systems same store sales for the fiscal year ended March 31, 2009 was $947.2 million, an increase of 5% over the prior fiscal year. Aftermarket Services same store sales for the fiscal year ended March 31, 2009 was $254.6 million, an increase of 3% over the prior fiscal year.

•                  All of the Aftermarket Services segment sales for the quarter were organic.

•                  Export sales for the fiscal year ended March 31, 2009 were $266.6 million, an increase of 12% over the prior fiscal year.

•                  Interest expenses is expected to be approximately $25 million for the fiscal year ending March 31, 2010.

•                  Capital expenditures are expected to be in the range of approximately $45-50 million for the fiscal year ending March 31, 2010.  This amount may be higher depending on whether the new Mexican facility will be leased or purchased.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities

Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

Subsequent to our press release dated April 30, 2009 and our earnings call on May 1, 2009, we determined that there was a reclassification within the Consolidated Statements of Cash Flows resulting in a change to the reported Cash Flow from Operations.  The corrected Cash Flow from Operations was $58.2 million for the fourth quarter and $135.0 million  for the full fiscal year 2009.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2009		TRIUMPH GROUP, INC.

	By:	/s/ Kevin E. Kindig
Kevin E. Kindig
Vice President and Controller

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 30, 2009